UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 25, 2017
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 25, 2017, Steven Collins resigned from his position as a member of our board of directors and from all committees of our board of directors to pursue other opportunities. Mr. Collins has served as a director of lululemon since 2014 and his resignation is not due to any disagreements with us on any of our operations, policies or practices.
On August 25, 2017, our board of directors appointed Tricia Patrick as a Class II director to fill the vacancy created by Mr. Collins’ resignation. Ms. Patrick will serve as a member of the class of directors whose terms expire at the 2018 Annual Meeting of Stockholders and until such time as her successor is duly elected and qualified, or until her earlier resignation or removal. Ms. Patrick is a managing director at Advent International. Prior to joining Advent in 2016, Ms. Patrick spent 12 years in various positions at Bain Capital. Ms. Patrick is a member of the board of directors of Burlington Stores, Inc.
Ms. Patrick will receive compensation for her service as a director consistent with that of our other non-employee directors, as described in our definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2017, except that she will receive a pro rata portion of the annual restricted stock grants made to non-employee directors for 2017. Ms. Patrick is also expected to enter into the standard form indemnification agreement for directors and certain officers.
Ms. Patrick was designated for appointment to the board of directors by Advent in accordance with the terms of a support agreement between the Company, Dennis Wilson and certain entities affiliated with Advent, dated August 7, 2014. A copy of the support agreement was previously filed as Exhibit 99.1 to our current report on Form 8-K filed with the SEC on August 7, 2014. Pursuant to the support agreement, Advent has a continuing right to designate two people for nomination to serve on the board of directors for so long as Advent beneficially owns at least 10.0% of our voting securities.
A copy of the press release we issued in connection with this appointment is furnished as Exhibit 99.1 to this current report.
Scott (Duke) Stump, who has served as our Executive Vice President, Brand and Community, will be leaving lululemon effective October 1, 2017. In connection with Mr. Stump’s termination of employment, we entered into a separation agreement and release on August 28, 2017 under which we agreed to pay Mr. Stump payments described in his employment agreement, which are equal to his base salary in accordance with our usual payroll practices and dates for fifteen months so long as he complies with certain obligations in his employment agreement and restrictive covenant agreement. In addition, we will be paying Mr. Stump $30,000 to cover relocation costs and tax filing fees.
A copy of the separation agreement is filed as Exhibit 10.1 to this current report.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release with Scott (Duke) Stump, dated August 28, 2017.

99.1	Press release entitled "Tricia Patrick Joins lululemon Board of Directors" issued on August 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: August 31, 2017	/s/ STUART HASELDEN
Stuart Haselden
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release with Scott (Duke) Stump, dated August 28, 2017.

99.1	Press release entitled "Tricia Patrick Joins lululemon Board of Directors" issued on August 31, 2017.